Exhibit 99.(a)(1)(G)

Forms of Reminder E-mails—Dates may change if expiration date of offer is extended

February 14, 2007—Approximately One Week After Offer Commences

        We have just completed week one of the Catalyst Semiconductor, Inc. Offer to Exchange Certain Outstanding Options Priced At or Above $4.00 Per Share for New Options (referred to as the "Offer to Exchange"). The Offer to Exchange will expire at 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007, unless we extend the offer.

        If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, hand delivery or Federal Express (or similar delivery service) on or before 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007 by:

  Rosa Vasquez
  Catalyst Semiconductor, Inc.
  2975 Stender Way
  Santa Clara, California 95054
  Fax: +1 (408) 542-1406

        Only responses that are complete, signed and actually received by Rosa Vasquez by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post), are not permitted. If you have questions, please direct them to Rosa Vasquez at:

  Catalyst Semiconductor, Inc.
  2975 Stender Way
  Santa Clara, California 95054
  +1 (408) 542-1051

        This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the email from Gelu Voicu, dated February 14, 2007; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov.

                        , 2007—Final Week

        We are entering the final week of the Catalyst Semiconductor, Inc. Offer to Exchange Certain Outstanding Options Priced At or Above $4.00 Per Share for New Options (referred to as the "Offer to Exchange"). After today, there are seven (7) days left to make your election. The Offer to Exchange will expire at 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007, unless we extend the offer.

        If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, hand delivery, or Federal Express (or similar delivery service) on or before 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007 by:

  Rosa Vasquez
  Catalyst Semiconductor, Inc.
  2975 Stender Way
  Santa Clara, California 95054
  Fax: +1 (408) 542-1405

        Only responses that are complete, signed and actually received by Rosa Vasquez by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post), are not permitted. If you have questions, please direct them to Rosa Vasquez at:

  Catalyst Semiconductor, Inc.
  2975 Stender Way
  Santa Clara, California 95054
  +1 (408) 542-1251

        This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the email from Gelu Voicu, dated February 14, 2007; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov.

March 16, 2007—Last Day (Offer Expiration Date)

        Today is the last day to elect to exchange your eligible options as part of the Catalyst Semiconductor, Inc. Offer to Exchange Certain Outstanding Options Priced At or Above $4.00 Per Share for New Options (referred to as the "Offer to Exchange"). The Offer to Exchange will expire at 5:00 p.m., U.S. Pacific Standard Time, today, March 16, 2007.

        If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, hand delivery or Federal Express (or similar delivery service) on or before 5:00 p.m., U.S. Pacific Standard Time, on March 16, 2007 by:

  Rosa Vasquez
  Catalyst Semiconductor, Inc.
  2975 Stender Way
  Santa Clara, California 95054
  Fax: +1 (408) 542-1405

        Only responses that are complete, signed and actually received by Rosa Vasquez by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post), are not permitted. If you have questions, please direct them to Rosa Vasquez at:

  Catalyst Semiconductor, Inc.
  2975 Stender Way
  Santa Clara, California 95054
  +1 (408) 542-1251

        This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the email from Gelu Voicu, dated February 14, 2007; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov.

March 17, 2007—Post-End of Offer

        The offer to exchange has been completed. All properly tendered eligible options have been accepted for exchange and cancelled, and new options have been granted in replacement pursuant to the terms of the exchange offer. If you exchanged properly tendered eligible options, you will receive new option paperwork as promptly as possible.